Exhibit 10.12

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ANDINA HOLDINGS, LLC

DATED AS OF July 20, 2021

THE LIMITED LIABILITY COMPANY INTERESTS IN ANDINA HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

i

ii

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ANDINA HOLDINGS, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) of Andina Holdings, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of  July 20, 2021, by and among the Company, Stryve Foods, Inc., a Delaware corporation formerly known as Andina Acquisition Corp. III (“PubCo”), in its capacity as the initial Managing Member, and each Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Company was formed under the laws of the State of Delaware upon the filing with the Secretary of State of the State of Delaware of a certificate of formation (as amended from time to time, the “Certificate of Formation”) on January 27, 2021;

WHEREAS, prior to the Effective Time, the operation and management of the Company is governed by the Limited Liability Company Agreement of Andina Holdings, LLC dated as of January 27, 2021 (the “Existing LLC Agreement”);

WHEREAS, PubCo, the Company, B. Luke Weil as purchaser representative, Stryve Foods LLC, a Texas limited liability company (the “Operating Company”), Stryve Foods Holdings LLC, a Texas limited liability company (the “Seller”), and R. Alex Hawkins as seller representative, entered into that certain Business Combination Agreement dated as of January 28, 2021 (the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement and simultaneously with the Closing (as defined in the Business Combination Agreement), as of the date hereof:

(a) PubCo contributed to the Company, as a capital contribution in respect of the existing limited liability company interests in the Company held by PubCo, cash in the amount of  $5,789,738.57 (the “PubCo Contribution”);

(b) Seller contributed to the Company the equity of the Operating Company (together with the PubCo Contribution, the “Contributions”);

(c) immediately following the Contributions, the Company issued (i) to PubCo the Class A Common Units, in exchange for the PubCo Contribution, and (ii) to the Seller, the Class B Common Units in exchange for the contribution of the Operating Company to the Company.

1

WHEREAS, pursuant to the Business Combination Agreement, the Existing LLC Agreement shall be amended and restated to be in the form of this Agreement effective as of the closing of the Business Combination Agreement, and, accordingly, this Agreement amends, restates and supersedes the Existing LLC Agreement in its entirety as of effectiveness of such closing.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows, effective as of the closing of the Business Combination Agreement:

Article I
DEFINITIONS

Section 1.1. Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“A&R Registration Rights Agreement” has the meaning given to such term in the Business Combination Agreement.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year, with the following adjustments:

(a) credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of the Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such Fiscal Year in Company Minimum Gain and in the minimum gain attributable to any Member Nonrecourse Debt; and

(b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2) (ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, for purposes of this Agreement, (i) no Member shall be deemed an Affiliate of the Company or any of its Subsidiaries and (ii) none of the Company or any of its Subsidiaries shall be deemed an Affiliate of any Member.

2

“Agreement” has the meaning given to such term in the preamble to this Agreement.

“Assumed Tax Liability” means, with respect to any Member as of any Tax Distribution Date, an amount equal to the federal, state and local income taxes (including any applicable estimated taxes) that the Partnership Representative reasonably estimates in good faith would be due from such Member for all taxable periods (or portions thereof) of the Company ending on such Tax Distribution Date, (i) assuming such Member were an individual who earned solely the items of income, gain, deduction, loss, and/or credit allocated to such Member pursuant to Article IV for such taxable periods (or portions thereof), (ii) after taking proper account of loss carryforwards available to individual taxpayers resulting from losses allocated to the Members by the Company, to the extent not taken into account in prior taxable periods, and (iii) assuming that such Member is subject to tax at the Assumed Tax Rate. For purposes of determining the Assumed Tax Liability of any Member, (x) adjustments by reason of Section 734(b) of the Code shall be taken into account, (y) adjustments by reason of Section 743(b) of the Code shall be taken into account and (z) any items allocated to the Members pursuant to Section 704(c) of the Code and the Treasury Regulations promulgated thereunder shall not be taken into account.

“Assumed Tax Rate” means, for any taxable period, the highest marginal effective rate of federal, state and local income tax applicable to an individual resident in New York City (or, if higher, a corporation doing business in New York City) for such taxable period, determined by applying the rates applicable to ordinary income (in cases where taxes are being determined on ordinary income allocated to a Member) and capital gains (in cases where taxes are being determined on capital gains allocated to a Member), and by assuming that state and local income taxes are not deductible in computing a Member’s liability for federal income tax.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Business Combination Agreement” has the meaning given to such term in the recitals of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank sitting in New York, New York is closed for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

3

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 4.1.

“Capital Contributions” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contributions of a Member will include the Capital Contributions made by a predecessor holder of such Member’s Units to the extent the Capital Contribution was made in respect of Units Transferred to such Member.

“Certificate of Formation” has the meaning given to such term in the recitals of this Agreement.

“Class A Common Unit” means a Unit having the rights and obligations specified with respect to the Class A Common Units in this Agreement.

“Class A Stock” means, as applicable, (i) the Class A Common Stock, par value $0.0001 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that becomes payable in consideration for the Class A Stock or into which the Class A Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B Common Unit” means a Unit having the rights and obligations specified with respect to the Class B Common Units in this Agreement.

“Class V Stock” means, as applicable, (i) the Class V Common Stock, par value $0.0001 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that becomes payable in consideration for the Class V Stock or into which the Class V Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” means a Unit having the rights and obligations specified with respect to the Common Units in this Agreement.

“Company” has the meaning given to such term in the preamble to this Agreement.

“Company Indemnitees” has the meaning given to such term in Section 6.4.

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.704-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.

4

“Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract, credit arrangement or otherwise.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that with respect to any property the Gross Asset Value of which differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Partnership Representative.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by PubCo or any of its Subsidiaries.

“Effective Time” means the point in time immediately on the Closing Date immediately after the Closing (as such terms are defined in the Business Combination Agreement).

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

5

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Exchange Agreement” means the “Exchange Agreement” as defined in the Business Combination Agreement.

“Existing LLC Agreement” has the meaning given to such term in the recitals of this Agreement.

“Fair Market Value” means the fair market value of any property based on the amount the Company would receive in an all cash sale of such property in an arm’s-length transaction with an unaffiliated third party, with neither party having compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of Fair Market Value, as such amount is determined by the Managing Member (or if pursuant to Article X, the Winding-Up Person) in its good faith judgment using information and data it deems to be pertinent.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for federal income tax purposes, another taxable year is required. The Company shall have the same fiscal year for federal income tax purposes and for accounting purposes.

“GAAP” means generally acceptable accounting principles at the time.

“Good Faith” means a Person having acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1); (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (v) any other event to the extent determined by the Partnership Representative to be permitted and necessary to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Partnership Representative reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

6

(c) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (f) in the definition of “Profits” or “Losses” below or Section 4.3(g); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this subsection to the extent the Partnership Representative determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e) if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsections (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article IV.

“Imputed Underpayment Amount” has the meaning given to such term in Section 9.5(b).

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale and leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

7

“Initial Capital Account Balance” means, with respect to any Member, the positive Capital Account balance of such Member as of the Effective Time, the amount or deemed value of which is set forth on Exhibit A.

“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.

“Joinder” means a joinder to this Agreement substantially in the form of Exhibit B to this Agreement.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code or order of any Governmental Entity.

“Legal Action” has the meaning given to such term in Section 11.7.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Liquidating Events” has the meaning given to such term in Section 10.1.

“Loss” means any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses, but excluding any allocation of corporate overhead, internal legal department costs and other internal costs and expenses).

“Majority Members” means the members (which may include PubCo) holding not less than a majority of the Units then outstanding; provided, that if as of any date of determination, a majority of the Units are held by PubCo or any Affiliate controlled by PubCo, then “Majority Members” shall mean PubCo together with the Members holding at least a majority of the Units (excluding Units held by PubCo or its controlled Affiliates) then outstanding.

“Managing Member” has the meaning given to such term in Section 6.1(a).

“Material Subsidiary” means any direct or indirect subsidiary of the Company that, as of the date of determination, represents more than (a) 50% of the consolidated tangible net assets of the Company or (b) 50% of the consolidated net income of the Company, before interest, taxes, depreciation and amortization (calculated in a manner substantially consistent with the similar definition under the Credit Agreement).

“Member” means any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of such Person’s entire Interest.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i).

8

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning of  “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“National Securities Exchange” means an exchange registered with the Commission under the Exchange Act.

“Nonrecourse Deductions” has the meaning given to such term in Treasury Regulations Section 1.704-2(b).

“Nonrecourse Liability” has the meaning given to such term in Treasury Regulations Section 1.704-2(b)(3).

“Officer” means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 6.2, subject to any resolution of the Managing Member appointing such Person as an officer or relating to such appointment.

“Old Units” means Units, as such term is defined in the Existing LLC Agreement.

“Partnership Representative” means the “partnership representative” as defined in Code Section 6223(a) and as appointed in Section 9.4.

“Permitted Transferee” means, with respect to any Member, (a) any Affiliate of such Member; (b) any successor entity of such Member; (c) by any Member to the holders of equity interests in such Member in connection with the dissolution of such Member; (d) a trust established by or for the benefit of a Member of which only such Member and his or her immediate family members are beneficiaries; (e) any Person established for the benefit of, and beneficially owned solely by, an entity Member or the sole individual direct or indirect owner of an entity Member; and (f) upon an individual Member’s death, an executor, administrator or beneficiary of the estate of the deceased Member.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“President and Chief Executive Officer” has the meaning given to such term in Section 6.2(b).

“Prime Rate” means, on any date of determination, a rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

9

“Proceeding” has the meaning given to such term in Section 6.4.

“Profits” or “Losses” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) any income or gain of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) or the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 4.3, be taken into account for purposes of computing Profits or Losses;

(d) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(f) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g) any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 4.3 shall not be taken into account in computing Profits or Losses for such Fiscal Year, but such items available to be specially allocated pursuant to Section 4.3 will be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

10

“Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.

“PubCo” has the meaning given to such term in the preamble to this Agreement.

“PubCo Change in Control” shall be deemed to have occurred if or upon:

(a) both the stockholders of PubCo and the board of directors of PubCo approve, in accordance with PubCo’s certificate of incorporation and applicable Law, the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of PubCo’s assets (determined on a consolidated basis), including the Equity Interests in the Company, to any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act), other than to any directly or indirectly wholly owned Subsidiary of PubCo, and such sale, lease or transfer is consummated;

(b) both the stockholders of PubCo and the board of directors of PubCo approve, in accordance with PubCo’s certificate of incorporation and applicable Law, a merger or consolidation of PubCo with any other Person, other than a merger or consolidation which would result in the voting Equity Securities of PubCo outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting Equity Securities of the surviving entity) in excess of 50% of the total voting power represented by the voting Equity Securities of PubCo or such surviving entity outstanding immediately after such merger or consolidation, and such merger or consolidation is consummated; or

(c) the acquisition, directly or indirectly, by any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) (other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of PubCo, or (b) a corporation or other entity owned, directly or indirectly, by all of the stockholders of PubCo in substantially the same proportions as their ownership of stock of PubCo) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in excess of 50% of the aggregate voting power of the voting Equity Securities of PubCo; provided, that the board of directors of PubCo recommends or otherwise approves or determines that such acquisition is in the best interest of PubCo and its stockholders.

“PubCo Common Stock” means all classes and series of common stock of PubCo, including the Class A Stock and the Class V Stock.

“PubCo Contribution” has the meaning given to such term in the recitals of this Agreement.

“Reclassification Event” means any of the following: (i) any reclassification or recapitalization of PubCo Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.5(d)), (ii) any merger, consolidation or other combination involving PubCo, or (iii) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (i), (ii) or (iii), as a result of which holders of PubCo Common Stock shall be entitled to receive cash, securities or other property for their shares of PubCo Common Stock.

11

“Regulatory Allocations” is defined in Section 4.3(h).

“Restricted Taxable Year” shall mean (i) the taxable year of the Company ending December 31, 2021 and (ii) any other taxable year of Company during which PubCo determines the Company does not satisfy the private placement safe harbor of Treasury Regulation Section 1.7704-1(h). Unless PubCo otherwise notifies the Members with respect to a taxable year, each taxable year of the Company shall be a Restricted Taxable Year.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.

“Tax Advance” is defined in Section 5.2(b).

“Tax Advance Eligible Member” means any Member (other than PubCo) that the Partnership Representative reasonably determines is not subject to Section 402 of the Sarbanes-Oxley Act of 2002.

“Tax Distribution Date” means any date that is two Business Days prior to the date on which estimated federal income tax payments are required to be made by calendar year corporate taxpayers and the due date for federal income tax returns of corporate calendar year taxpayers (without regard to extensions).

“Tax Receivables Agreement” means the “Tax Receivables Agreement” as defined in the Business Combination Agreement.

“Transfer” means, as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of Law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of Law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

12

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury.

“Underwritten Offering” has the meaning given to such term in the A&R Registration Rights Agreement.

“Unit” means a unit representing a fractional part of the Interests of a Member and includes Class A Common Units and Class B Common Units.

“Unit Register” has the meaning given to such term in Section 3.2(d).

“Winding-Up Person” has the meaning given to such term in Section 10.3(a).

“Withholding Payment” has the meaning given to such term in Section 9.5(b).

Section 1.2. Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in Section 1.1 have the meanings assigned to them in Section 1.1 and are applicable to the singular as well as the plural forms of such terms;

(b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

(c) all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;

(d) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(e) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

(f) “or” is not exclusive;

(g) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

(h) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

13

Article II
ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 2.1. Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Act by the filing of the Certificate of Formation in accordance with the Act.

Section 2.2. Filings. The Members shall execute such further documents (including amendments to the Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Delaware and in all states and other jurisdictions where the Company may conduct its business.

Section 2.3. Amended and Restated Limited Liability Company Agreement. The Company, the Managing Member and the Members hereby execute this Agreement for the purpose of continuing the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. The Company, the Managing Member and the Members hereby agree that during the term of the Company set forth in Section 2.8, the rights and obligations of the Members and the Managing Member with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Act. On any matter on which this Agreement is silent, the Act shall control. No provision of this Agreement shall be in violation of the Act and, to the extent any provision of this Agreement is in violation of the Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Where the Act provides that a provision of the Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control. It is expressly agreed that this Agreement does not provide for contractual appraisal rights pursuant Section 18-210 of the Act.

Section 2.4. Name. The name of the Company is “Andina Holdings, LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.

Section 2.5. Registered Office; Registered Agent. The location of the registered office of the Company, and its registered agent, in the State of Delaware shall be as set forth in the Certificate of Formation. The Managing Member may from time to time change the Company’s registered office and registered agent in the State of Delaware.

Section 2.6. Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.

Section 2.7. Purpose; Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.

14

Section 2.8. Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article X.

Section 2.9. Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a partnership for federal and applicable state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a partnership for purposes of Section 303 of the Federal Bankruptcy Code. None of the Company, the Managing Member or any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.9.

Article III
MEMBERS; UNITS; CAPITAL CONTRIBUTIONS

Section 3.1. Members. PubCo was admitted as a Member in accordance with the terms of the Existing LLC Agreement. Effective as of the closing of the transactions contemplated by the Business Combination Agreement as of the date hereof, PubCo shall (a) remain a Member, having its Interest represented by newly-issued Class A Units (b) become and be the initial Managing Member. Exhibit A sets forth the Members and the number and class of Common Units held by each of them at the Effective Time.

Section 3.2. Authorized Units; General Provisions With Respect to Units.

(a) Interests in the Company shall be represented by Units, or such other Equity Securities of the Company, in each case as the Managing Member may establish in its discretion in accordance with the terms and subject to the restrictions hereof. As of the date hereof, Units may be either Class A Common Units or Class B Common Units. Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number and class of Units and such other Equity Securities as the Managing Member shall determine in accordance with Section 3.5. Each authorized Unit may be issued pursuant to such agreements and in exchange for such Capital Contributions or other consideration as the Managing Member shall approve, including pursuant to options and warrants. The Company may reissue any Units that have been repurchased or acquired by the Company.

(b) Each outstanding Common Unit shall be identical except as otherwise provided in this Agreement, and the rights of the Class A Common Units and Class B Common Units shall be as set forth herein.

(c) Initially, none of the Units will be represented by certificates. If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement shall be amended as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code. Nothing contained in this Section 3.2(c) shall be deemed to authorize or permit any Member to Transfer its Units except as otherwise permitted under this Agreement.

15

(d) The Company shall maintain as part of its books and records a register (the “Unit Register”) with respect to all Units issued by the Company. The Unit Register shall set forth the name of each Member and the number of Units held by each Member. All Transfers of Units validly made in accordance with Article VIII shall be recorded in the Unit Register. The names of the Members and the number of Units held by each Member as they appear in the Unit Register shall be the official record of the Members for all purposes. Absent manifest error in the Unit Register, the Company shall be entitled to rely exclusively on record ownership of Units as shown in the Unit Register for all purposes and shall be entitled to recognize the registered holder of Units as shown in the Unit Register as the holder of record of such Units and the Member with respect to the Interest represented thereby for all purposes; provided, however, that the Company shall treat the record owner of any certificate representing Units as the holder of the Units evidenced thereby unless and until such Units have been Transferred in accordance with this Agreement. At the Effective Time, Exhibit A shall constitute the Unit Register. From and after the Effective Time, subject to the foregoing provisions of this Section 3.2(d), the Company may maintain the Unit Register in such form as the Managing Member shall determine from time to time, and any changes in the information set forth in the Unit Register shall not require any amendment or other change to Exhibit A.

Section 3.3. Voting Rights. No Member has any voting right except with respect to those matters specifically reserved for a Member vote under the Act and for matters expressly requiring the vote or approval of Members under this Agreement. Except as otherwise required by the Act, each Class A Common Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members, and the Class B Common Units will be non-voting. To the extent that any vote of all Members is required under the Act, the holders of all Units will vote together as a single class on all such matters to be approved by the Members.

Section 3.4. Capital Contributions. At of the date hereof, after giving effect to the transactions contemplated by the Business Combination Agreement, each Member as of the Effective Time shall be deemed to have made Capital Contributions equal to such Member’s Initial Capital Account Balance set forth on Exhibit A. Except for PubCo as provided in Section 3.5, no Member shall be required to make additional Capital Contributions.

Section 3.5. Issuance of Additional Units or Interests; Exchanges and Repurchases; Recapitalizations.

(a) From and after the Effective Time to the extent required by Section 3.5(b), the Managing Member may authorize and create, and cause the Company to issue, additional Units or other Equity Securities in the Company (including creating preferred interests or other classes or series of securities having such rights, preferences and privileges as determined by the Managing Member) solely to the extent they are in the aggregate substantially equivalent to a class of Equity Securities of PubCo; provided that, following the Effective Time, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a Joinder and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Managing Member.

16

(b) If at any time after the Effective Time PubCo issues a share of its Class A Stock or any other Equity Security of PubCo (other than shares of Class V Stock), (i) the Company shall issue to PubCo one Class A Common Unit (if PubCo issues a share of Class A Stock), or such other Equity Security of the Company (if PubCo issues Equity Securities other than Class A Stock) corresponding to the Equity Securities issued by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo and (ii) the net proceeds received by PubCo with respect to the corresponding share of Class A Stock or other Equity Security, if any, shall be concurrently transferred to the Company; provided, however, that if PubCo issues any shares of Class A Stock in order to purchase or fund the purchase from a Member of a number of Class B Common Units (and shares of Class V Stock) equal to the number of shares of Class A Stock so issued, then the Company shall not issue any new Common Units in connection therewith and PubCo shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Member as consideration for such purchase). Notwithstanding the foregoing, this Section 3.5(b) shall not apply to (i) the issuance and distribution to holders of shares of PubCo Common Stock of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Class B Common Units for Class A Stock, such Class A Stock will be issued together with a corresponding right) or (ii) the issuance under the Equity Plans of any warrants, options or other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in the foregoing cases apply to the issuances of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property. Except pursuant to the Exchange Agreement, (x) the Company may not issue any additional Units to PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary issues or sells an equal number of shares of PubCo’s Class A Stock to another Person, and (y) the Company may not issue any other Equity Securities of the Company to PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company. Notwithstanding anything contained herein to the contrary, the Company shall only be able to issue additional Units or other Equity Interests in the Company to Persons and on the terms and conditions provided for in Section 3.1, Section 3.4, or Section 3.5.

(c) Neither PubCo nor any of its Subsidiaries may redeem, repurchase or otherwise acquire (i) any shares of Class A Stock (including upon forfeiture of any unvested shares of Class A Stock) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo an equal number of Class A Common Units for the same price per security or (ii) any other Equity Securities of PubCo unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo for the same price per security. Except pursuant to the Exchange Agreement, the Company may not redeem, repurchase or otherwise acquire (A) any Class A Common Units from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Stock for the same price per security from holders thereof, or (B) any other Equity Securities of the Company from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of PubCo. Notwithstanding the foregoing, to the extent that any consideration payable by PubCo in connection with the redemption or repurchase of any shares of Class A Stock or other Equity Securities of PubCo or any of its Subsidiaries consists (in whole or in part) of shares of Class A Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Class A Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

17

(d) The Company shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. PubCo shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding PubCo Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

Section 3.6. Other Matters.

(a) No Member shall be entitled to demand or receive a return on or of its Capital Contributions or withdraw from the Company, except as expressly provided in this Agreement. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.

(b) No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in or contemplated by this Agreement.

(c) The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, to any of the other Members, to the creditors of the Company, or to any other third party, for any debt or Liability of the Company, whether arising in Contract, tort or otherwise, solely by reason of being a Member of the Company.

18

(d) Except as otherwise required by the Act or expressly provided in this Agreement, a Member shall not be required to restore a deficit balance in its Capital Account, to lend any funds to the Company or to make any additional contributions or payments to the Company.

(e) The Company shall not be obligated for the repayment of any Capital Contributions of any Member.

Article IV
CAPITAL ACCOUNTS; ALLOCATIONS OF PROFITS AND LOSSES

Section 4.1. Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. For this purpose, the Company may (in the discretion of the Partnership Representative), upon the occurrence of the events specified in Treasury Regulations Section 1.704- 1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property. The Capital Account balance of each of the Members as of the date hereof is its respective Initial Capital Account Balance set forth on Exhibit A. Thereafter, each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 4.2 and any other items of income or gain allocated to such Member pursuant to Section 4.3, (ii) the amount of additional cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 4.2 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 4.3, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). In the event of a Transfer of Units made in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

Section 4.2. Profits and Losses. After giving effect to the allocations under Section 4.3, Profits and Losses (and, to the extent determined by the Partnership Representative to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year shall be allocated among the Members during such Fiscal Year in a manner such that, after giving effect to the special allocations set forth in Section 4.3 and all distributions through the end of such Fiscal Year, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the amount such Member would receive pursuant to Section 10.3(b) if all assets of the Company on hand at the end of such Fiscal Year were sold for cash equal to their Gross Asset Values, all Liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each Nonrecourse Liability to the Gross Asset Value of the assets securing such Liability), and all remaining or resulting cash was distributed, in accordance with Section 10.3(b), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the Company may make such allocations as it deems reasonably necessary consistent with Code Section 704 and the applicable Treasury Regulations to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose.

19

Section 4.3. Special Allocations.

(a) Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members on a pro rata basis in accordance with the number of Units owned by each Member.

(b) Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 4.3(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c) Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior Fiscal Years to allocate among the Members under this Section 4.3(c)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This section is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(d) Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this Agreement except Section 4.3(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior Fiscal Years to allocate among the Members under this Section 4.3(d)), each Member shall be specially allocated items of Company income and gain for such year in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This section is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

20

(e) Notwithstanding any provision hereof to the contrary except Section 4.3(c) and Section 4.3(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), resulting in, or increasing, an Adjusted Capital Account Deficit for such Member, items of Company income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 4.3(e) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(e) were not in this Agreement. This Section 4.3(e) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(f) If any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year that is in excess of the sum of  (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704- 2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income, gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.3(e) and this Section 4.3(f) were not in this Agreement.

(g) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704- 1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

21

(h) The allocations set forth in Section 4.3(a) through Section 4.3(g) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 4.3(h) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

Section 4.4. Allocations for Tax Purposes in General.

(a) Except as otherwise provided in this Section 4.4, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Section 4.2 and Section 4.3.

(b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted federal income tax basis shall, solely for federal income tax purposes, be allocated among the Members to account for any such difference using the “traditional” method as described in Treasury Regulation Section 1.704-3(b). Further, the Partnership Representative shall cause the Company to use the “traditional method” as described in Treasury Regulation Section 1.704-3(b) (including in connection with any “reverse 704(c) allocation”) that may be required in connection with a “book- up” of the Company’s assets in connection with the transactions contemplated by the Business Combination Agreement.

(c) Any (i) recapture of Depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions (taking into account the effect of allocations under Code Section 704(c)), and (ii) recapture of grants credits shall be allocated to the Members in accordance with applicable Law.

(d) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

22

(e) If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

Section 4.5. Other Allocation Rules.

(a) The Members are aware of the income tax consequences of the allocations made by this Article IV and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article IV in reporting their share of Company income and loss for income tax purposes.

(b) All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee based on the portion of the Fiscal Year during which each was recognized as the owner of such interest; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the Treasury Regulations thereunder; provided, further, however, with respect to the IRS Form 1065 (or similar state or local tax return) filed for the tax year of the Company including the Company Merger, such tax return shall be prepared utilizing the “interim closing method” as if the tax year ended on the Closing Date and “calendar day convention” (in each case, as defined in Treasury Regulation Section 1.706-4) as of the end of the day on which the Company Merger occurred.

(c) The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members in any manner determined by the Partnership Representative and permissible under the Treasury Regulations.

Article V
DISTRIBUTIONS

Section 5.1. Distributions.

(a) Distributions. To the extent permitted by applicable Law and hereunder, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine using such record date as the Managing Member may designate; such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with the number of Units owned by each Member (except that repurchases or exchanges made in accordance with Section 3.5(c) or payments made in accordance with Section 6.4 need not be on a pro rata basis), in accordance with the number of Units owned by each Member as of the close of business on such record date; provided, however, that the Company shall have the obligation to make distributions as set forth in Section 5.2 and Section 6.4; and provided further that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 5.1, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

23

(b) Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions and as having received the Distributions made to or received by its predecessors in respect of any of such Member’s Units.

(c) Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 5.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 4.2 and Section 4.3.

Section 5.2. Tax Distributions.

(a) Prior to making distributions pursuant to Section 5.1, on each Tax Distribution Date, the Company shall, subject to the availability of funds and to any restrictions contained in any agreement to which the Company is bound, make distributions to the Members on a pro rata basis in accordance with the number of Units owned by each Member, subject to Section 5.2(b), in an amount sufficient to cause PubCo to receive a distribution equal to all of PubCo’s federal, state, local and non-U.S. tax liabilities during the Fiscal Year or other taxable period to which the tax-related distribution under this Section 5.2(a) relates. In the event the Company is unable to make a distribution required by this Section 5.2(a), such distribution shall be made promptly upon resolution of the circumstances prohibited such distribution.

(b) If a Tax Advance Eligible Member has an Assumed Tax Liability at a Tax Distribution Date in excess of the sum of the cumulative amount of distributions made to such Member under Section 5.1, Section 5.2(a) and advances made under this Section 5.2(b), in each case, in the relevant Fiscal Year or other taxable period, the Company shall, to the extent permitted by applicable Law, and subject to the legal availability of funds and any restrictions contained in any agreement to which the Company is bound, make advances to such Member in an amount equal to such excess (a “Tax Advance”). Any such Tax Advance shall be treated as an advance against and, thus, shall reduce (without duplication), any future distributions that would otherwise be made to such Member pursuant to Sections 5.1 and 10.3(b)(iii). If there is a Tax Advance outstanding with respect to a Member (i) who exchanges their Class B Units pursuant to the terms of the Exchange Agreement, or (ii) who Transfers Units pursuant to the provisions of Article VIII, then in each case such Member shall indemnify and hold harmless the Company against such Tax Advance, and shall be required to promptly pay to the Company (but in all events within fifteen (15) days after the exchange date or Transfer date, as the case may be) an amount of cash equal to the proportionate share of such Tax Advance relating to its Units subject to the exchange or Transfer (determined at the time of the exchange or Transfer based on the number of Units subject to the exchange or Transfer as compared to the total number of Units held by such Member), provided that, in the case of a Transfer described in clause (ii), such Member shall not be required to pay such amount of cash equal to the proportionate share of such Tax Advance relating to its Units subject to the Transfer, if the transferee is either a Permitted Transferee or such Transfer is otherwise approved by the Managing Member and the transferee agrees to assume the Member’s obligation to repay to the Company such amount equal to the proportionate share of the Member’s existing Tax Advance relating to such Units subject to the Transfer, and such Member shall be relieved from any liabilities associated with and the obligation to repay its existing Tax Advance relating to such Units subject to the Transfer. The obligations of each Member pursuant to the preceding sentence shall survive the withdrawal of any Member or the transfer of any Member’s Units and shall apply to any current or former Member. For the avoidance of doubt, (i) any payment of a Tax Advance made by the Company pursuant to this Section 5.2(b) shall not reduce the Capital Account balance of the applicable Member, (ii) any repayment of a Tax Advance pursuant to the previous sentence shall not be treated as a Capital Contribution, and (iii) the parties shall treat any such advance as an interest free loan for U.S. federal income tax purposes.

24

Section 5.3. Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.

Article VI
MANAGEMENT

Section 6.1. The Managing Member; Fiduciary Duties.

(a) The Company shall managed by a single Managing Member (which shall be the sole “manager,” as such term is defined in the Act of the Company) (the “Managing Member”). Except as otherwise required by Law or for matters in which vote or approval of any Member is specifically required under this Agreement, (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member and (iii) the Members (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

25

(b) The Managing Member may be any Person (other than a syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act) and may, but need not be, a Member. PubCo shall be the initial Managing Member as of the Effective Time and shall serve as the Managing Member from and after the date hereof until a successor Managing Member is duly elected pursuant to Section 6.6.

(c) In connection with the performance of its duties as the Managing Member of the Company, the Managing Member acknowledges that it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The parties acknowledge that PubCo, as the initial Managing Member and for so long as it continues to be the Managing Member, will take action through its board of directors, and that the members of PubCo’s board of directors will owe comparable fiduciary duties to the stockholders of PubCo.

Section 6.2. Officers.

(a) The Managing Member may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing Member may delegate to any such Persons such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.

(b) Except as otherwise set forth herein or as otherwise determined by the Managing Member from time to time, the executive officers of PubCo shall be the executive officers of the Company (bearing the same responsibilities to the Company as they do to PubCo, unless determined otherwise by the Managing Member) will be responsible for the general and active management of the business of the Company and its Subsidiaries and will see that all orders of the Managing Member are carried into effect. Any officer of the Company will have the power to execute bonds, mortgages and other Contracts requiring a seal, under the seal of the Company, except where required or permitted by Law to be otherwise signed and executed.

(c) Except as set forth herein, the Managing Member may appoint Officers at any time, and the Officers may include one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other officers that the Managing Member deems appropriate. Except as set forth herein, the Officers will serve at the pleasure of the Managing Member, subject to all rights, if any, of such Officer under any Contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Managing Member.

(d) Subject to this Agreement and to the rights, if any, of an Officer under a Contract of employment, any Officer may be removed, either with or without cause, by the Managing Member. Any Officer may resign at any time by giving written notice to the Managing Member. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any Contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

26

Section 6.3. Warranted Reliance by Officers on Others. In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(a) one or more employees or other agents of the Company or in subordinates whom the Officer reasonably believes to be reliable and competent in the matters presented; and

(b) any attorney, public accountant, or other person as to matters which the Officer reasonably believes to be within such person’s professional or expert competence.

Section 6.4. Indemnification. Subject to the limitations and conditions provided in this Section 6.4, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (each, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact he, she or it, or a Person of which he, she or it is the legal representative, is or was a Member, the Managing Member or an Officer, in each case, shall be indemnified by the Company to the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such Law permitted the Company to provide prior to such amendment) against all judgment, penalties (including excise and similar taxes and punitive damages), fines, settlement and reasonable expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation, if such Person acted in Good Faith. Reasonable expenses incurred by a Person of the type entitled to be indemnified under this Section 6.4 who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company. Indemnification under this Section 6.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 6.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 6.4 could involve indemnification for negligence or under theories of strict liability.

27

Section 6.5. Maintenance of Insurance or Other Financial Arrangements. In compliance with applicable Law, the Company (with the approval of the Managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company or the Managing Member, or at the request of the Company is or was serving as a Managing Member, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.

Section 6.6. Election of Managing Member. The Managing Member shall serve as the Managing Member until its resignation or removal. In the event that the Managing Member ceases to be the Managing Member, then a new Managing Member shall be elected by Members holding a majority-in-interest of the Class A Common Units.

Section 6.7. Resignation or Removal of Managing Member; Vacancy. The Managing Member may resign as the Managing Member at any time and may be removed at any time, with our without cause, by the Members holding a majority of the outstanding Class A Common Units by vote at a meeting of the Members held for such purpose or by action by written consent; provided, however, that no (i) such resignation or removal shall be effective until a successor Managing Member has been duly elected in accordance with Section 6.6, and (ii) PubCo shall not resign as the Managing Member for so long as it is a Member. If for any reason a Managing Member ceases to serve as the Managing Member prior to the election of a successor Managing Member in accordance with Section 6.6, PubCo shall automatically, and without any action of the Company or any Member, become the Managing Member and serve as the Managing Member until another Person is duly elected as the Managing Member in accordance with Section 6.6.

Section 6.8. No Inconsistent Obligations. The Managing Member represents that it does not have any Contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Managing Member) under this Agreement and covenants that, except as permitted by Section 6.1, it will not enter into any Contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 6.9. Compensation; Certain Costs and Expenses. The Managing Member shall not be compensated for its services as the Managing Member of the Company. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company, and (ii) in the sole discretion of the Managing Member, bear and/or reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in good faith that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without limitation, costs of securities offerings not borne directly by the Members, board of directors’ compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of the Managing Member.

28

Article VII
ROLE OF MEMBERS

Section 7.1. Rights or Powers. The Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee, or be retained as an agent of, the Company, the Managing Member or any of their respective Affiliates. The existence of these relationships and acting in such capacities will not result in the Member (in its capacity as such) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. Except as specifically provided herein, a Member shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company

Section 7.2. Voting.

(a) Meetings of the Members may be called by the Managing Member and shall be called by the Managing Member upon the written request of Members holding at least 25% of the outstanding Class A Common Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days nor more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 7.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Units shall constitute the act of the Members.

(b) Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

29

(c) Each meeting of Members shall be conducted by an Officer designated by the Managing Member or such other individual person as the Managing Member deems appropriate.

(d) Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing.

Section 7.3. Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Partnership Representative.

Section 7.4. Withdrawal of PubCo. PubCo shall not, by any means, withdraw as a Member or otherwise cease to be a Member except in compliance with this Section 7.4. No withdrawal of PubCo as a Member or other cessation of PubCo to be a Member shall be effective unless (a) proper provision is made, in compliance with this Agreement, so that the obligations of PubCo and the rights of all Members under this Agreement and applicable Law remain in full force and effect, and (b) PubCo or its successor, as applicable, provides all other Members with contractual rights, directly enforceable by such other Members against PubCo or its successor, as applicable, to cause PubCo to comply with all PubCo’s obligations under this Agreement (other than in its capacity as Managing Member, if applicable).

Article VIII
TRANSFERS OF INTERESTS

Section 8.1. Restrictions on Transfer.

(a) With respect to a taxable year of the Company that is a Restricted Taxable Year, no Member shall Transfer (including to a Permitted Transferee) all or any portion of its Interest without the prior written consent of the Managing Member in the Managing Member’s sole discretion, unless the Transfer is described in Treasury Regulations Section 1.7704-1(e)(1). With respect to a taxable year of the Company that is not a Restricted Taxable Year, subject to the Exchange Agreement, no Member shall Transfer (except for the Transfers by a Member to a Permitted Transferee) all or any portion of its Interest without the prior written consent of the Managing Member in its sole discretion; provided, that, to the extent that the Managing Member determines in good faith that a proposed transfer would not have the effect contemplated by Sections 8.1(b)(ii) and (iii), then the Managing Member will not unreasonably withhold its consent to a transfer by any Member that holds at least 5% of the Units not held by PubCo and who intends, in connection with such proposed transfer, to transfer all or substantially all of the Units then held by such Member to any Person or group of Persons acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto. If, notwithstanding the provisions of this Section 8.1(a) or Section 8.1(b), all or any portion of a Member’s Interests are Transferred in violation of this Section 8.1(a) or Section 8.1(b), involuntarily, by operation of Law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Managing Member consents in writing to such admission, which consent shall be granted or withheld in the Managing Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 8.1(a) or Section 8.1(b) shall be null and void and of no force or effect whatsoever. For the avoidance of doubt, the restrictions on Transfer contained in this Article VIII shall not apply to the Transfer of any capital stock of PubCo; provided that no shares of Class V Stock may be Transferred unless a corresponding number of Units are Transferred therewith in accordance with this Agreement.

30

(b) In addition to any other restrictions on Transfer herein contained, including the provisions of this Article VIII, and subject to the terms of the Exchange Agreement, in no event may any Transfer or assignment of Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) unless in the opinion of legal counsel or a qualified tax advisor to the Company, as requested in the discretion of the Managing Manager, such Transfer does not present a material risk that such Transfer would cause the Company to cease to be classified as a partnership for federal income tax purposes or to be classified as a publicly traded partnership within the meaning of Section 7704(b) of the Code for federal income tax purposes; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3 (14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of such Interests or any Equity Securities issued upon any exchange of such Interests, pursuant to any applicable federal or state securities Laws; (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding law); or (vii) if the Transfer or assignment of Interests includes Class B Common Units, unless a corresponding number of Class V Shares are simultaneously Transferred or assigned to the same Transferee. If a Member Transfers or assigns Class B Common Units to a Transferee that is not already a Member, the Transferee shall execute and delivery a joinder agreement to the Exchange Agreement with PubCo reasonably satisfactory to the Managing Member.

Section 8.2. Notice of Transfer. Other than in connection with Transfers made pursuant to the Exchange Agreement, each Member shall, after complying with the provisions of this Agreement, but in any event no later than three Business Days following any Transfer of Interests, give written notice to the Company and the Managing Member of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

31

Section 8.3. Transferee Members. A Transferee of Interests pursuant to this Article VIII shall have the right to become a Member only if  (i) the requirements of this Article VIII are met, (ii) such Transferee executes a Joinder or another instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (iii) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws, (iv) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, whether or not consummated and (v) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement (but only to the extent existing or relating to acts or omissions that existed on or prior to such admission date) or under any other Contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Notwithstanding anything to the contrary in this Section 8.3, and except as otherwise provided in this Agreement, following a Transfer by one or more Members (or a transferee of the type described in this sentence) to an Permitted Transferee of all or substantially all of their Interests, such transferee shall succeed to all of the rights of such Member(s) under this Agreement.

Section 8.4. Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ANDINA HOLDINGS, LLC DATED AS OF July 20, 2021, AMONG THE MEMBERS LISTED THEREIN AND THE MANAGING MEMBER, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

32

Article IX
ACCOUNTING

Section 9.1. Books of Account. The Company shall, and shall cause each Material Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.

Section 9.2. Tax Elections. The Company shall make the following elections on the appropriate forms or tax returns:

(a) to adopt the calendar year as the Company’s Fiscal Year, if permitted under the Code;

(b) to adopt the accrual method of accounting for federal income tax purposes;

(c) to elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b);

(d) to make an election described in Section 754 of the Code for it (and cause each Material Subsidiary of the Company that is treated as a partnership for U.S. federal income tax to make an election described in Section 754 of the Code), which the Company shall ensure that it and such Subsidiaries have in effect at all times; and

(e) any other election the Partnership Representative may deem appropriate in its sole discretion.

Section 9.3. Tax Returns. The Partnership Representative shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Company shall use commercially reasonable best efforts to deliver, or cause to be delivered, within 90 days after the end of each of the Company’s Fiscal Year, to each Person who was a Member at any time during such Fiscal Year, all information reasonably necessary related to the Company for the preparation of such Person’s United States federal and applicable state income tax returns with respect to such Person’s Units. Each Member agrees that such Member shall not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return.

Section 9.4. Partnership Representative. PubCo shall act as the “partnership representative” within the meaning of Section 6223 of the Code (the “Partnership Representative”). For each Fiscal Year (or portion thereof) in which the Partnership Representative is an entity, the Company shall appoint the “designated individual” identified by the Partnership Representative to act on its behalf in accordance with the applicable Treasury Regulations or analogous provisions of state or local law. The Partnership Representative shall be responsible for making all decisions, filing all elections and taking all other actions, in each case related to any audit, examination, litigation or other tax-related proceeding, or otherwise related to its role as “partnership representative” pursuant to Sections 6221 through 6231 of the Code, in its sole discretion and shall keep the Seller Representative reasonably informed of the status of any such matters on a prompt and regular basis. Each Member shall notify the Partnership Representative upon receipt of any notice of tax examination by federal, state or local authorities of tax matters relating to the Company. Each Member shall indemnify and reimburse the Company to the extent the Company is required to make any payment for taxes, interest, additions to tax or penalties or with respect to a Member’s share of any adjustment to income, gain, loss, deduction or credit as determined in the reasonable good faith discretion of the Partnership Representative. To the fullest extent permitted by applicable Law, a Member’s obligations under this Section 9.4 shall survive the dissolution, liquidation, termination and winding-up of the Company and shall survive, as to each Member, such Member’s withdrawal from the Company or termination of the Member’s status as a Member. Any reasonable, documented cost or expense incurred by the Partnership Representative in connection with the roles and responsibilities described in this Section 9.4 shall be borne by the Company. The Members agree to reasonably cooperate with the Company and the Partnership Representative, including doing or refraining from doing all things reasonably requested by the Partnership Representative, as necessary to carry out the intent of this Section 9.4, including promptly furnishing information requested by the Partnership Representative.

33

Section 9.5. Withholding Tax Payments and Obligations.

(a) If the Company receives proceeds in respect of which a tax has been withheld, the Company shall be treated as having received cash in an amount equal to the amount of such withheld tax, and, for all purposes of this Agreement but subject to Section 9.5(d), each Member shall be treated as having received a distribution pursuant to Section 5.1 equal to the portion of the withholding tax allocable to such Member, as determined by the Partnership Representative in its discretion.

(b) The Company is authorized to (i) withhold from distributions to a Member and to pay over to any Governmental Entity any amount required to be so withheld pursuant to the Code or any other federal, foreign, state, or local Law and (ii) make payments to any Governmental Entity with respect to any foreign, federal, state or local tax liability of a Member arising as a result of such Member’s interest in the Company (a “Withholding Payment”). A Withholding Payment shall include any “imputed underpayment” within the meaning of Code Section 6225 paid (or payable) by the Company as a result of an adjustment with respect to any partnership item, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”). The Partnership Representative shall reasonably determine the portion of any Imputed Underpayment Amount that is attributable to each Member (including a former Member and such former Member’s assignee(s) or transferee(s)). An Imputed Underpayment Amount shall include any “imputed underpayment” within the meaning of Code Section 6225 paid (or payable) by any entity treated as a partnership for federal income tax purposes in which the Company holds (or has held) a direct or indirect interest, other than through entities treated as corporations for federal income tax purposes, to the extent that the Company bears the economic burden of such amounts, whether by Law or agreement.

34

(c) Neither the Company nor the Partnership Representative shall be liable for any excess taxes withheld in respect of any Member and, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Governmental Entity.

(d) Any taxes or amounts withheld pursuant to this Section 9.5 shall be treated as if distributed to the relevant Member to the extent an amount equal to such withheld taxes or amounts would then be distributable to such Member, and, to the extent in excess of such distributable amounts, as a demand loan payable by the Member to the Company with interest at the Prime Rate in effect from time to time, compounded annually. The Partnership Representative may, in its sole discretion, either demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.

(e) If the Company is required by Law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state personal property taxes, state unincorporated business taxes, or the portion of an Imputed Underpayment Amount attributable to such Member), then such Member shall indemnify and contribute to the Company in full for the entire amount of taxes paid (plus interest, penalties and related expenses if the failure of the Company to make such payment is due to the fault of the Member), which payment shall not be deemed a Capital Contribution for purposes of this Agreement.

(f) Without limiting the obligations of any Member pursuant to this Section 9.5, the Partnership Representative may offset distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation to indemnify the Company under this Section 9.5(e).

(g) Each Member shall cooperate fully with, and provide all information upon request by the Company, the Partnership Representative and PubCo regarding all tax matters of the Company or relating to the Exchange Agreement. Such information shall include promptly furnishing Form W-9s (or other applicable forms) to establish an exemption from withholding on distributions from the Company and on any exchange by a Member with PubCo pursuant to the Exchange Agreement.

(h) The obligations of each Member pursuant to this Section 9.5 shall survive the withdrawal of any Member or the transfer of any Member’s Units and shall apply to any current or former Member.

35

Article X
DISSOLUTION AND TERMINATION

Section 10.1. Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (“Liquidating Events”):

(a) The determination of the Managing Member to dissolve, wind up and liquidate the Company; provided, however, if such dissolution, wind up or liquidation is to be effective prior to the fifth Business Day after the first anniversary of date of this Agreement, such determination shall be approved by the Majority Members; provided, further, the Company may not liquidate unless (i) the surviving entity of any combination or transaction and each Seller remain subject to the Tax Receivables Agreement on substantially the same terms and conditions or (ii) each Seller under the Tax Receivable Agreement will receive an Early Termination Payment pursuant to such liquidation or any other series of events occurring prior to the liquidation (which may include a Change in Control)(as such terms are used in the Tax Receivables Agreement).;

(b) a dissolution of the Company under Section 18-801(4) of the Act; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-802 of the Act or otherwise, other than based on the matters set forth in subsections (a) and (b) above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation. In the event of a dissolution pursuant to Section 10.1(a), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable Laws and regulations, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above.

Section 10.2. Bankruptcy. For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; or (b) a Member shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the Laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of 90 consecutive days.

36

Section 10.3. Procedure.

(a) In the event of the dissolution of the Company for any reason, the Managing Member (or the Managing Member may appoint one or more Persons to act as liquidator, and shall appoint such a liquidator in the event the Managing Member is bankrupt) (as applicable, the “Winding-Up Person”) shall commence to wind up the affairs of the Company and to liquidate the Company’s investments. Subject to Section 10.4(a), such Winding-Up Person shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share profits, losses and distributions during the Fiscal Year of dissolution and liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Winding-Up Person to preserve the value of the Company’s assets during the Fiscal Year of dissolution and liquidation.

(b) Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in Article IV, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

(i) First, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts;

(ii) Second, to set up such cash reserves which the Managing Member reasonably deems necessary for contingent or unforeseen Liabilities or future payments described in Section 10.3(b)(i) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of subsection (iii), below); and

(iii) Third, subject to Section 5.2(b), the balance to the Members, pro rata in proportion to their respective Units.

37

(c) Except as provided in Section 10.4(a), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

(d) Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Winding-Up Person shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.

Section 10.4. Rights of Members.

(a) Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

(b) Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 10.5. Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 10.1, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.

Section 10.6. Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 10.7. No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

Section 10.8. Distributions In Kind. Subject to the order of priorities in Section 10.3(b), the Winding-Up Person may, in its sole discretion, distribute to the Members, in lieu of cash, either (i) all or any portion of the remaining Company assets in-kind in accordance with Section 10.3(b)(iii), (ii) as tenants in common in accordance with the provisions of Section 10.3(b)(iii), undivided interest in all or a portion of such Company assets or (iii) a combination of the foregoing. Any such distributions to the Members in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the Winding-Up Person deems reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation of or holders thereof) as such time.

38

Article XI
GENERAL

Section 11.1. Amendments; Waivers.

(a) The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) solely with the approval of the Managing Member; provided, that no amendment to this Agreement may:

(i) modify the limited liability of any Member, or increase the Liabilities or obligations of any Member, in each case, without the consent of each such affected Member;

(ii) materially alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial relative to any other Interests, without the approval of a majority in interest of the Members holding the Interests affected in such a different or prejudicial manner;

(iii) materially alter or change any rights, preferences or privileges of any holder of a class of Interests in a manner that is different or prejudicial relative to any holder of the same class of Interests without the consent of the holder of such Interests affected in such a different or prejudicial manner;

(iv) except to the extent required to give effect to any additional Units issued in accordance with this Agreement, modify in any material respect Section 3.2(a) or (b), Section 3.5(a) or (b), Article IV, Article V, Section 6.1(b), Section 8.1(a) or (b), Section 10.1, or Section 10.3(b) without the approval of the Majority Members; or

(v) modify any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter.

(b) Notwithstanding the foregoing subsection (a), (i) the Managing Member, acting alone, may amend this Agreement to reflect the admission of new Members, Transfers of Interests, the issuance of additional Units or Equity Securities, as provided by the terms of this Agreement, and, subject to Section 11.1(a), subdivisions or combinations of Units made in compliance with Section 3.5(d), and (ii) the Managing Member and PubCo or its successor, as applicable, acting without any other Member, may amend this Agreement as and to the extent required by Section 7.5.

(c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

39

Section 11.2. Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

Section 11.3. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

Section 11.4. Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 11.5. Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 11.6. Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Legal Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each Member hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Legal Action arising out of or relating to this Agreement brought by any Member hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Legal Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Legal Action is brought in an inconvenient forum, that the venue of the Legal Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Member agrees that a final judgment in any Legal Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Member irrevocably consents to the service of the summons and complaint and any other process in any other Legal Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Member at the applicable address set forth in Section 11.10. Nothing in this Section 11.6 shall affect the right of any Member to serve legal process in any other manner permitted by Law.

40

Section 11.7. WAIVER OF JURY TRIAL. EACH MEMBER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH MEMBER HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LEGAL ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER MEMBERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7.

Section 11.8. Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 11.9. Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 11.10. Notices. Any notice, request, demand or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be (a) delivered personally, (b) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (c) delivered by prepaid overnight courier service or (d) delivered by e-mail of a PDF document, in each case, at the addresses set forth as follows:

if to the Company, the Managing Member or PubCo, addressed to it at:

Stryve Foods, Inc.	with a copy (which will not constitute notice) to:
5801 Tennyson Parkway, Suite 275	Foley & Lardner LLP
Plano, X 75024	2021 McKinney Ave, Suite 1600
Attn: Mr. Joe Oblas	Dallas, TX 75201
Telephone No.: (972) 987-5130	Attn:	Chris Converse, Esq.
Email: joe@stryve.com		Christopher J. Babcock
	Telephone No.:	(214) 999-4903
(214) 999-4370
	Email:	cconverse@foley.com
cbabcock@foley.com

41

; or, if to a Member other than PubCo, addressed to it at the address for such Member set forth in the Unit Register. Notices shall be effective and deemed received (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) on the date sent by e- mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.

Section 11.11. Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 11.12. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect, provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

Section 11.13. Expenses. Except as otherwise provided in this Agreement or in the Business Combination Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 11.14. No Third-Party Beneficiaries. Except as expressly provided in Section 6.4 and Section 9.2, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

[Signatures pages follow]

42

IN WITNESS WHEREOF, each of the parties hereto has executed, or caused to be executed by its duly authorized represented, this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

COMPANY:

ANDINA HOLDINGS, LLC
By:	Stryve Foods, Inc.
Its Managing Member

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Operating Officer

PUBCO (in its capacity as a Member and as the initial Managing Member):

STRYVE FOODS, INC.

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Operating Officer

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

43

EXHIBIT A

MEMBERS, INITIAL CAPITAL ACCOUNT BALANCE AND INTERESTS

Member	Interests
Stryve Foods, Inc.	9,017,322 Class A Units
Stryve Foods Holdings, LLC	11,502,355 Class B Units

Exhibit B

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of  , _____ (this “Joinder”), is delivered pursuant to that certain Amended and Restated Limited Liability Company Agreement of Andina Holdings, LLC (the “Company”), dated as of  [●], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Company Agreement”). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Company Agreement.

1. Joinder to the Company Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Managing Member, the undersigned hereby is and hereafter will be a Member under the Company Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Company Agreement as if it had been a signatory thereto as of the date thereof.

2. Incorporation by Reference. All terms and conditions of the Company Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3. Address. All notices under the Company Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code] Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed

as of the date first set forth above:

[ ], AS MEMBER

By:
Name:
Title: